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                     MTM TECHNOLOGIES, INC. REPORTS RESULTS
                      FOR FISCAL YEAR ENDED MARCH 31, 2004


Valley Cottage, N.Y. - June 18, 2004 - MTM Technologies, Inc. ("MTM") (NASDAQ:
MTMC), a leading computer and communications technology management company providing IT networking and data center services, including storage, security and messaging solutions, today announced financial results for its fiscal year ended March 31, 2004.

Net revenue for 2004 was $52.3 million, as compared with net revenue of $55.5 million for 2003. The decrease in net revenue was attributable to a decrease in service revenue of $7.7 million, partially offset by an increase in product revenue of $4.5 million. The decrease in service revenue was primarily related to the delayed funding of E-RATE programs for certain school districts, an increase in deferred revenue of $1.6 million during the fourth quarter as MTM recorded new business for which the related revenue is expected to be recognized in subsequent periods, as well as certain credits to revenue of $1.2 million. Substantially all of the increase in the product revenue was attributable to a single major customer upgrade of its existing computer system.

Net loss for 2004 was ($8.1) million, or ($1.72) per share, as compared to a net loss of ($1.2) million, or ($.26) per share, for 2003. The increase in net loss was attributable to the reduction in net revenues described above, as well as an increase in interest expense of $208,000. Included in the net loss for 2004 is depreciation and amortization expense of $1.6 million and interest expense of $494,000.

MTM's newly appointed CEO Francis J. Alfano stated, "During the past year MTM transitioned itself into a leading provider of middle-market IT solutions. Now that the transition process is substantially complete, and with the addition of an expanded management team and enhanced networking and data center service offerings, including storage, security and messaging solutions, MTM is well positioned to achieve its growth objectives. These include building a national middle-market IT solutions business and expanding its solutions capabilities into emerging technologies. We are actively seeking to acquire solutions oriented businesses that will accelerate our growth plans and add to our technical capabilities. We have received positive feedback from our customers, suppliers and potential acquisition candidates on our middle-market IT solution focus. Subsequent to the end of the fourth quarter we closed on a $7 million investment by Pequot Ventures and a one year extension of our existing credit facility. MTM believes that it has the necessary capital to begin to execute on its growth strategy."

About MTM Technologies, Inc.

MTM Technologies, Inc. is a leading computer and communications technology management company providing IT networking and data center services, including storage, security and messaging solutions. MTM Technologies' practices in Network Analysis, Network & Systems Management, Internet Services, IT Consulting, Data & Network Security, Network Infrastructure Engineering, Integrated Communications, Technology Acquisition and Deployment, Process Automation, and Enterprise LifeCycle Managed Services create a comprehensive computer and communication services suite. The Company maintains sales, technology labs, help desk, network management operation centers, training and service facilities in Valley Cottage, New York, New York City, and Connecticut. MTM Technologies is an authorized reseller/partner and




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integrator for Microsoft, HP/ Compaq Computer, Cisco Systems, Citrix, Lexmark,
Intel Corp, IBM, Dell Computer, and Novell. For more information visit our web sites at www.mtm.com, www.pivottech.com and www.1director.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the Company's entry into new commercial businesses, the risk of obtaining financing, and other risks described in the Company's Securities and Exchange Commission filings. The forward looking statements in this press release speak only as of the date hereof and the Company disclaims any obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in the Company's expectations or future events.


For More Information Contact:  John F. Kohler
                               MTM Technologies, Inc.
                               Phone: (845) 268-5000
                               Fax: (845) 268-9695
                               Email:  JKohler@mtm.com





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                     MTM Technologies, Inc. and Subsidiaries
             (Formerly Micros-to-Mainframes, Inc. and Subsidiaries)
                        Dollar amounts shown in thousands

CONSOLIDATED BALANCE SHEET

                                                                              March 31, 2004   March 31, 2003
                                                                              --------------   --------------
ASSETS
Current Assets:
   Cash and cash equivalents                                                    $    370       $   118
   Accounts receivable - trade, net                                               11,279        13,460
   Inventories                                                                       859         1,341
   Other current assets                                                              526           917
                                                                                ---------      --------
     Total current assets                                                         13,034        15,836

Property and Equipment, net                                                        2,708         3,696
Goodwill                                                                           3,229         3,229
Other Assets                                                                         505           194
                                                                                ---------      --------
       Total Assets                                                             $ 19,476       $22,955
                                                                                =========      ========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Secured notes payable                                                        $  5,919       $ 4,766
   Inventory financing agreements                                                  3,456         2,333
   Accounts payable and accrued expenses                                           3,253         2,115
   Deferred revenue                                                                1,584
   Current portion of capital lease obligations                                      100           366
                                                                                ---------      --------
     Total current liabilities                                                    14,312         9,580

Other liabilities                                                                                  133
                                                                                ---------      --------
     Total liabilities                                                            14,312         9,713

Commitments and Contingencies

Shareholders' Equity:
   Common stock - $.001 par value; authorized 10,000,000 shares,
     issued and outstanding 4,723,152 shares                                           5             5
   Additional paid-in capital                                                     15,364        15,333
   Accumulated deficit                                                           (10,205)       (2,096)
                                                                                ---------      --------
     Total shareholders' equity                                                    5,164        13,242
                                                                                ---------      --------
       Total Liabilities and Shareholders' Equity                               $ 19,476       $22,955
                                                                                =========      ========

                     MTM Technologies, Inc. and Subsidiaries
             (Formerly Micros-to-Mainframes, Inc. and Subsidiaries)
           Dollar amounts shown in thousands, except per share amounts

CONSOLIDATED STATEMENT OF OPERATIONS


                                                                               Year Ended March 31,
                                                                --------------------------------------------
                                                                     2004           2003            2002
                                                                -------------   -----------    -------------
Net revenue:
   Products                                                      $   38,976      $   34,471     $   55,141
   Services                                                          13,288          20,985         20,309
                                                                 -----------     -----------    ----------
                                                                     52,264          55,456         75,450
                                                                 -----------     -----------    ----------

Costs and expenses:
   Cost of products sold                                             37,757          32,139         50,662
   Cost of services provided                                         12,103          13,272         13,017
   Selling, general and administrative expenses                      10,025          11,484         11,077
                                                                 -----------     -----------    ----------
                                                                     59,885          56,895         74,756
                                                                 -----------     -----------    ----------

Other income                                                              6              98             37
Interest expense                                                        494             286            459
                                                                 -----------     -----------    ----------
Income (loss) from operations before benefit for income taxes        (8,108)         (1,627)           272

Benefit for income taxes                                                 --            (416)          (117)
                                                                 -----------     -----------    ----------
Net income (loss)                                                $   (8,108)     $   (1,211)    $      389
                                                                 ===========     ===========    ==========

Net income (loss) per common share:
   Basic and diluted                                             $    (1.72)     $    (0.26)    $     0.08

Weighted-average number of common shares outstanding:
   Basic                                                          4,723,052       4,734,093      5,033,726
   Diluted                                                        4,723,052       4,734,093      5,042,908